UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11376	04-2281015
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 847-5268

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 — NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 2, 2010, The Allied Defense Group, Inc. (the “Company”) received a staff determination letter (the “Staff Determination”) from NYSE Amex LLC (the “Exchange”). The Staff Determination states that the Exchange has determined that the Company no longer complies with the requirements for continued listing set forth in NYSE Amex LLC Company Guide Section 1003(c)(i) as a result of the sale of substantially all of the Company’s assets as previously reported by the Company on a Form 8-K filed on September 2, 2010, and that shares of the Company’s common stock are, therefore, subject to being delisted from the Exchange. The Company does not intend to appeal the Staff Determination.

The Exchange has notified the Company that if the Company does not appeal the Staff Determination, it will become final on September 10, 2010, and the Exchange will suspend trading of the Company’s common stock and submit an application to the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Securities and Exchange Act of 1934 and the rules promulgated thereunder.

The Company will explore alternative marketplaces in which its common stock is eligible to trade, but there can be no assurance that the Company will find any such alternatives.

ITEM 8.01 – OTHER EVENTS.

On September 9, 2010, the Company issued a press release announcing receipt of the Staff Determination as required by Sections 402 and 1202(b) of the NYSE Amex LLC Company Guide. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 – EXHIBITS.

Exhibit Number	Description
99.1.	Press Release dated September 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLIED DEFENSE GROUP, INC.

Date: September 9, 2010

/s/ Wayne F. Hosking
Name: Wayne F. Hosking
Title: Vice President for Corporate Strategic Development

EXHIBIT INDEX

Exhibit Number	Description
99.1.	Press Release dated September 9, 2010

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